Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2023, with respect to the consolidated financial statements of Metals Acquisition Corp. included in the Registration Statement (Amendment No.1 to Form F-1) and related Prospectus of Metals Acquisition Limited for the registration of ordinary shares and private warrants.

/s/ Ernst & Young LLP

Vancouver, Canada

August 3, 2023